UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2006

EVERGREEN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

OREGON
(State or other jurisdiction of incorporation or organization)

333-109667-04	91-1797880
(Commission file number)	(IRS Employer Identification No.)

3850 THREE MILE LANE, McMINNVILLE, OREGON  97128-9496
(Address of principal executive offices)  (Zip Code)

503-472-9361
(Registrant’s telephone number, including area code)

NONE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As of August 2, 2006, Evergreen International Aviation, Inc. and its subsidiaries that are co-borrowers under that certain Loan and Security Agreement dated May 13, 2004, as amended (the "Loan Agreement"), and Trust Created February 25, 1986, as co-guarantor under the Loan Agreement, entered into Amendment Number Six to Loan and Security Agreement with Wells Fargo Foothill, Inc. ("Amendment Number Six"). The effect of Amendment Number Six is to: (i) add new definitions to the Loan Agreement; and (ii) increase the amount of purchase money indebtedness the co-borrowers may incur.

Effective October 10, 2006, Evergreen International Aviation, Inc. and its subsidiaries that are co-borrowers under the Loan Agreement entered into a Waiver to Loan and Security Agreement (the "Waiver") with Wells Fargo Foothill, Inc. Pursuant to the Waiver, Wells Fargo and the lender group under the Loan Agreement waived the events of default that resulted from (a) affiliate transactions with Delford M. Smith; and (b) failure to comply with financial covenants relating to capital expenditures and fixed charge coverage ratio in the Loan Agreement. The events of default were waived from the date of their respective occurrences through October 31, 2006.

Item 9.01	Exhibits.

(a)	Exhibits. The following documents are filed as exhibits to this Form 8-K:

10.1	Amendment Number Six to Loan and Security Agreement dated as of August 2, 2006 by and between the lenders identified on the signature pages thereto (the "Lenders"), Wells Fargo Foothill, Inc., as the arranger and administrative agent for the Lenders, and Evergreen International Aviation, Inc. and each of its subsidiaries that are signatories thereto as borrowers.

10.2	Waiver to Loan and Security Agreement entered into as of October 10, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVERGREEN HOLDINGS, INC. (Registrant)

Date: October 12, 2006	By:	/s/ John A. Irwin
John A. Irwin Chief Financial Officer

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